Exhibit (d)(14)

UniCredit Corporate Banking S.p.A.

Filiale di Casalecchio di Reno (BO)

Via Guglielmo Marconi n. 34/2

Casalecchio di Reno (BO)

Faenza, 1 June 2009

Dear Sirs,

We refer to the amendment agreement, bearing as certified date April 30, 2009, to the credit line agreement dated 3 October 2007 entered into between UniCredit Corporate Banking S.p.A. (“UniCredit”) and KEMET Corporation (“Kemet”) on April 30, 2009, as rectified on May 25, 2009 (the “Amendment Agreement”).

Terms defined under the Amendment Agreement shall have the same meaning when used in this letter unless otherwise defined herein.

As already anticipated, Kemet intends to extend the expiration date of the tender offer referred to under recital (C) of the Amendment Agreement.

In light of the above, the Parties hereby agree to amend the definition of “Effective Date” as follows:

““Effective Date” means the date on which the conditions precedent listed under Clause 3 (Conditions Precedent) are satisfied. It is understood that the Conditions Precedent shall be satisfied not later than 20 July 2009 and that in lack of such event this Amendment Agreement shall be automatically terminated.”

The amendments made by means of this letter to the Amendment Agreement are deemed to be incorporated in the Amendment Agreement.

The provisions of the Amendment Agreement not amended by means of this letter shall remain in full force and effect as originally agreed.

The Parties hereby expressly acknowledge and agree that the amendment made to the Amendment Agreement by means of this letter constitute ancillary (accessorie) and not substantial (sostanziali) amendments, and shall not novate any of the obligations set forth under the Amendment Agreement.

The Parties agree that this letter is a Finance Document.

This letter is governed by Italian law and shall be interpreted in accordance with Italian law.

Any dispute arising with respect to the validity and/or effectiveness and/or the performance of this letter shall be submitted to the exclusive jurisdiction of the Courts of Verona, without prejudice to the mandatory provisions set out in the Italian Civil Procedural Code.

KEMET Corporation

P.O. Box 5928, Greenville, South Carolina 29606 U.S.A.

Tel: 864.963.6300 Fax: 864.228.4161

If you agree to the above, please return the same text of this letter reproduced in your letterhead and dated, initialled on each page and duly signed by you in sign of your confirmation and unconditional and irrevocable acceptance.

Best regards,

Faenza, 1 June 2009

KEMET Corporation

/s/ Marco Uberti

Name:	Marco Uberti

Title:	P.O.A. April 23, 2009

To:

Kemet Corporation

2835 Kemet Way

Simpsonville, South Carolina 29681

United States of America

Faenza, 1 June 2009

Dear Sirs,

We have today received your letter dated 1 June 2009, which we have reproduced in its entirety and have signed same by way of our unconditional and irrevocable acceptance.

*****

“UniCredit Corporate Banking S.p.A.

Filiale di Casalecchio di Reno (BO)

Via Guglielmo Marconi n. 34/2

Casalecchio di Reno (BO)

Faenza, 1 June 2009

Dear Sirs,

We refer to the amendment agreement, bearing as certified date April 30, 2009, to the credit line agreement dated 3 October 2007 entered into between UniCredit Corporate Banking S.p.A. (“UniCredit”) and KEMET Corporation (“Kemet”) on April 30, 2009, as rectified on May 25, 2009 (the “Amendment Agreement”).

Terms defined under the Amendment Agreement shall have the same meaning when used in this letter unless otherwise defined herein.

UniCredit Corporate Banking S.p.A.

As already anticipated, Kemet intends to extend the expiration date of the tender offer referred to under recital (C) of the Amendment Agreement.

In light of the above, the Parties hereby agree to amend the definition of “Effective Date” as follows:

““Effective Date” means the date on which the conditions precedent listed under Clause 3 (Conditions Precedent) are satisfied. It is understood that the Conditions Precedent shall be satisfied not later than 20 July 2009 and that in lack of such event this Amendment Agreement shall be automatically terminated.”

The amendments made by means of this letter to the Amendment Agreement are deemed to be incorporated in the Amendment Agreement.

The provisions of the Amendment Agreement not amended by means of this letter shall remain in full force and effect as originally agreed.

The Parties hereby expressly acknowledge and agree that the amendment made to the Amendment Agreement by means of this letter constitute ancillary (accessorie) and not substantial (sostanziali) amendments, and shall not novate any of the obligations set forth under the Amendment Agreement.

The Parties agree that this letter is a Finance Document.

This letter is governed by Italian law and shall be interpreted in accordance with Italian law.

Any dispute arising with respect to the validity and/or effectiveness and/or the performance of this letter shall be submitted to the exclusive jurisdiction of the Courts of Verona, without prejudice to the mandatory provisions set out in the Italian Civil Procedural Code.

If you agree to the above, please return the same text of this letter reproduced in your letterhead and dated, initialled on each page and duly signed by you in sign of your confirmation and unconditional and irrevocable acceptance.

Best regards,

Faenza, 1 June 2009

KEMET Corporation

MARCO UBERTI

Name:

Title:”

* * *

Best Regards,

Faenza, 1 June 2009

UniCredit Corporate Banking S.p.A.

Filiale di Casalecchio di Reno (BO)

/s/ Sergio Sabatino
Name:	Sergio Sabatino
Title:	Quadro Direttivo IV livello — Gestore Corporate